Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-109495) and Form S-8 (File Nos. 333-34156 and 333-122242) of deltathree, Inc. (the "Company"), our report, dated February 21, 2005, relating to our audit of the financial statements of the Company as of December 31, 2003 and 2004 and for the years ended December 31, 2002, 2003, and 2004 contained in this Annual Report on Form 10-K.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 30, 2005